Exhibit 99.1

LANGUAGE LINE HOLDINGS, INC. ANNOUNCES INTENTION TO EXPLORE FINANCING OPTIONS

Monterey, CA (October 12, 2009) - Language Line Holdings, Inc., the leading provider of language-based services, announced today that it intends to pursue financing options in its effort to reduce its overall cost of capital.

The Monterey-based company announced that it intends to engage in discussions with lenders, including those under its existing credit facility. The Company has not received any firm commitments at this time and there can be no assurance that financing commitments will be obtained.

The Company does not intend to provide updates or make any further comment until the outcome of the process is determined or until there are significant developments.

About Language Line Holdings, Inc.

Language Line Holdings, Inc., the world’s leading provider of language-based services, is a trusted partner to thousands of organizations whose focus is to effectively serve the rapidly expanding market of limited English speakers.

The Company delivers a dynamic suite of solutions spanning translation, transcription, phone and video interpretation, interpreter certification, localization and localized software and devices, enabling clients to communicate with customers in their preferred language.

Through its leading-edge technology infrastructure, Language Line Holdings, Inc. provides support for more than 170 languages to its industry-leading portfolio of clients across markets including health care, financial services, government, telecom, manufacturing, insurance, entertainment, travel, and more.

For more information about Language Line Holdings, Inc.’s suite of telephone, on-site and video interpreting, document translation, interactive software-based translation, interpreter training and certification programs, please call (800) 752-6096.

FORWARD-LOOKING STATEMENTS

There can be no assurance regarding the timing of or whether the Company will elect to pursue any of the financing alternatives it may consider, or that any such alternatives will result in changes to the Company’s plans or will be consummated. This news release contains statements and information that involve risks, uncertainties and assumptions. These statements and information constitute “forward-looking statements” within the meaning of federal securities laws including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that could cause the actual performance, financial condition or results of operations of Language Line Holdings, Inc. to differ materially from those expressed or implied in any forward-looking statement. Investors are cautioned that actual events and results could differ materially from those contained in these statements as a result of a variety of factors, including: the Company is unable to maintain and enhance its operational metrics on an ongoing basis; the risk that the Company will not be able to obtain adequate future funding for its operations; acceptance and demand for the Company’s products and services; industry based factors such as the level of competition in the outsourced over-the-phone interpretation services market; continued demand from the primary industries the Company serves; the availability of telephone services; restrictions imposed by the Company’s debt including financial covenants and limitations on the Company’s ability to incur additional indebtedness; the Company’s future capital requirements and risk associated with economic conditions generally and those risks, uncertainties, assumptions and other factors stated in the section entitled “Risk Factors” in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2009 and the section entitled “Risk Factors” in its Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The forward-looking statements in this release reflect the current beliefs and expectations of the Company as of this date, and the Company undertakes no obligation to update these projections and forward-looking statements to reflect actual results or events or circumstances that occur after the date of this news release.

Contacts

Language Line Holdings, Inc.

Michael Schmidt

831-648-7171